                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                              ---------------------


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Earliest Event Reported
                                   May 2, 2002


                         International Travel CD's, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    COLORADO
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation of organization)

           000-33099                           84-1553046
--------------------------------------------------------------------------------
      (Commission File Number)      (IRS Employer Identification Number)

                          One Belmont Avenue, Suite 417
                            Bala Cynwyd, Pennsylvania              19004
--------------------------------------------------------------------------------
                    (Address of principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code (610) 660-5906

Item 9. Regulation FD Disclosure

         On May 2, 2002, International Travel CD's, Inc. (the "Company") announced that it has entered into a Share Exchange Agreement and Plan of Reorganization with Chris Schwartz (the "Share Exchange Agreement") pursuant to which the Company intends to acquire Metropolitan Recording, Inc., a Pennsylvania corporation that operates a recording studio in Philadelphia, PA and in addition owns (i) all of the membership interests of Ruffnation Films, a Pennsylvania limited liability company that operates a film company in Philadelphia, PA, and (ii) all of the membership interests of Snipes, a Pennsylvania limited liability company that is the producer of the first full length film project of Ruffnation Films. Closing of the transactions contemplated by the Share Exchange Agreement is subject to a number of conditions, including the completion by the Company of a private placement offering in the minimum amount of $5,000,000.

         Upon closing of the transactions contemplated by the Share Exchange Agreement, Mr. Schwartz will become CEO of the Company, which plans to change its name to Trimedia Entertainment Group, Inc. The Company will be based in Philadelphia, Pennsylvania, and intends to focus on the development of multimedia entertainment content for the music and film industry with operations including recording studios, record label, film, publishing, television production and artist/athlete management.

         A press release announcing the execution of the Share Exchange Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                                  EXHIBIT INDEX

Item No.     Description
--------     -----------

99.1         Press Release Announcing Share Exchange Agreement with Christopher
             Schwartz

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           INTERNATIONAL TRAVEL CD'S, INC.
                                           Registrant

                                           By: /s/  Alia Neely
                                               ---------------------------------
                                               Alia Neely
                                               President


Date: May 6, 2002